                                                                    EXHIBIT 99.2

                       CONSENT OF DR. I. CRAIG HENDERSON

I, Dr. I. Craig Henderson, hereby consent to the use, in the Registration Statement on Form S-4 of ALZA Corporation (the "Company") to which this consent is filed as an exhibit and the proxy statement/prospectus included therein, of my name as a person about to become a director of the Company.

                                          /s/ Dr. I. Craig Henderson
                                          _____________________________________
                                          Dr. I. Craig Henderson

February 10, 1999